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                                                                     EXHIBIT 4.6

Certificate Number                                Number of Preferred Securities

    ________                                             _______________

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                       SOUTHERN COMMUNITY CAPITAL TRUST II

                   ___% CUMULATIVE TRUST PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

                                                         CUSIP NO. _____________

         Southern Community Capital Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________ (the "Holder") is the registered owner of ______ (__________) shares of preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Southern Community Capital Trust II ____% Cumulative Trust Preferred Securities (liquidation amount $10 per share) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______, 2003, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by Southern Community Financial Corporation, a North Carolina corporation, and Wilmington Trust Company, as guarantee trustee, dated as of _______, 2003 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Unless the Certificate of Authentication has been manually executed by the Authentication Agent, this Certificate is not valid or effective.

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         IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this certificate this ___ day of ________, 2003.

                                    SOUTHERN COMMUNITY CAPITAL TRUST II

                                    By: ________________________________________
                                              F. Scott Bauer, as Trustee

                                    By: ________________________________________
                                              Jeff T. Clark, as Trustee

                                    By: ________________________________________
                                              Richard M. Cobb, as Trustee

This is one of the Preferred Securities referred to in the Trust Agreement.
Dated: __________, 2003.

                                    WILMINGTON TRUST COMPANY, as Trustee

                                    By: ________________________________________
                                         Authorized Signatory

                                     LEGEND
                           FOR CERTIFICATES EVIDENCING
                        GLOBAL PREFERRED SECURITIES ONLY:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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